Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement (No. 33-204010) on Form S-8 of Extra Space Storage, Inc. of our report dated June 11, 2015 with respect to the statements of net assets available for benefits of the Extra Space Management, Inc. 401(k) Plan as of December 31, 2014, which report appears in the December 31, 2015 annual report on Form 11-K of the Extra Space Management, Inc. 401(k) Plan.

/s/ Haynie and Company

Salt Lake City, Utah

June 27, 2016

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